SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 15, 2010

PTS, INC.

(Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

Registrant's telephone number, including area code:  (702) 997-3347

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Explanatory Note

     The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by PTS, Inc. (the “Company”) on July 16, 2010 (the “Original 8-K”) to clarify the period in which there were any disagreement with the previous auditor dismissed on July 15, 2010 and the clarify the new auditor of record.  All other Items contained in the Original 8-K remain unchanged.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant’s Certifying Accountants.

Dismissal of Lynda R. Keeton CPA, LLC

On July 15, 2010, PTS, Inc. (the "Company") dismissed Lynda R. Keeton CPA, LLC (“Keeton”) as the Company’s independent public accountants. The decision to dismiss Keeton was determined by the Company’s Board of Directors. The Board dismissed Keeton because it was seeking to engage an accountant with international experience.

During the fiscal year ended December 31, 2009, the Company expended $55,000 in auditor’s fees to Keeton for Keeton’s audit of the Company’s 2009 Financial Statements.

During the fiscal years ended December 31, 2008 and December 31, 2009 audited by Keeton, and any subsequent interim period through the dismissal date of July 15, 2010, there were no disagreements with Keeton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Keeton’s satisfaction, would have caused Keeton to make reference to the subject matter disagreement(s) in connection with its reports. In the event of disagreement(s) and/or reportable event(s), provide the specific disclosures required by Item 3.04(a)(1)(iv) and (v) of Regulation S-K. During the fiscal years ended December 31, 2008 and December 31, 2009 audited by Keeton, Keeton expressed its doubt as to the Company’s ability to continue as a going concern due to the fact that the Company did not have any continuing sources of revenue. Keeton’s reports on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided Keeton with a copy of the foregoing disclosures and requested Keeton to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether the firm agrees with the statements made in this Form 8-K/A and, if not, stating the respects in which the firm does not agree, as an exhibit within two business days of its receipt or 10 business day after filing this Form 8-K/A, stating whether it agrees with the above statements. A copy of that letter, dated July 23, 2010, is filed as Exhibit 16.1 to this Form 8-K/A.

Engagement of HJ & Associates, LLC

On July 15, 2010, (the “Engagement Date”) the Company engaged HJ & Associates, LLC (“HJ”), as the Company’s independent public accountants.  HJ has been engaged to review the Company’s unaudited interim financial information, commencing with the quarter ended June 30, 2010, and to perform an audit of the Company and report on the financial statements for the fiscal year ending December 31, 2010.

During the two most recent fiscal years and through the Engagement Date, neither the Company nor anyone on its behalf consulted HJ regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that HJ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Section 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

(d) Exhibits:

Exhibit No.	Document
16.1	Letter, dated July 23, 2010, of Lynda R. Keeton CPA, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2010	PTS, Inc.

By /s/ Marc Pintar
Marc Pintar Interim Chief Executive Officer